Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-279581 on Form S-3 of our report dated February 20, 2026, relating to the consolidated financial statements and financial statement schedule of Wisconsin Electric Power Company appearing in this Annual Report on Form 10-K of Wisconsin Electric Power Company for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
February 20, 2026